Exhibit 99.1

January 19, 2010
Analyst Contact: Dan Harrison	Analyst Contact: Andrew Ziola
918-588-7950	918-588-7163
Media Contact: Megan Washbourne	Media Contact: Brad Borror
918-588-7572	918-588-7582

ONEOK and ONEOK Partners Provide 2010 Earnings Guidance;
Update 2009 Earnings Guidance

TULSA, Okla. – Jan. 19, 2010 - ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) today released their 2010 earnings guidance.

ONEOK also announced that its 2009 financial results are expected to be in the range of $2.85 to $2.89 per diluted share, slightly above the high end of the earnings guidance range provided on Nov. 3, 2009. ONEOK Partners also announced that its 2009 results are expected to be at the high end of the earnings guidance range provided on Nov. 3, 2009.

ONEOK’s 2010 net income is expected to be in the range of $300 million to $335 million, reflecting higher anticipated earnings in the ONEOK Partners and distribution segments, partially offset by lower expected earnings in the energy services segment, compared with 2009. Additional information is available in Exhibit A in the guidance tables on the ONEOK Web site.

ONEOK Partners’ 2010 net income is expected to be in the range of $450 million to $490 million, primarily reflecting higher anticipated earnings in the natural gas liquids segment following the completion of the more than $2 billion capital investment program. Preliminary estimates for the partnership’s 2010 distributable cash flow (DCF) are expected to be in the range of $580 million to $620 million. Additional information is available in Exhibits D and E in the guidance tables on the ONEOK Partners Web site.

“We expect improved financial performance in our ONEOK Partners and distribution segments during 2010,” said John W. Gibson, president and chief executive officer of ONEOK and chairman, president and chief executive officer of ONEOK Partners.

“Our 2010 earnings expectations primarily reflect higher anticipated natural gas processing volumes and natural gas liquids throughput at ONEOK Partners. The distribution segment will benefit from the implementation of new rates in Oklahoma and continued

ONEOK and ONEOK Partners Provide 2010 Earnings Guidance;
Update 2009 Earnings Guidance

operating efficiencies. The energy services segment is expected to experience lower transportation margins in 2010 due to anticipated narrower basis differentials,” Gibson added.

“ONEOK Partners’ recently completed internal growth projects – which are primarily fee based – will add incremental earnings to both ONEOK Partners and ONEOK in 2010,” Gibson added. “We expect higher earnings and distributable cash flow to enable the partnership to increase distributions to unitholders, which will also benefit ONEOK as general partner and 45.1 percent owner of ONEOK Partners.”

2010 earnings guidance for ONEOK and ONEOK Partners includes a 1 cent per quarter increase in unitholder distributions, while maintaining a minimum coverage ratio of 1.05 times distributable cash flow. Actual unitholder distribution declarations are subject to ONEOK Partners board approval.

ONEOK’s 2010 earnings guidance reflects moving ONEOK’s retail natural gas marketing business, which is forecasted to earn $8 million in operating income, to the distribution segment from the energy services segment. This change enables energy services to continue its focus on providing premium services to its wholesale customers, and provides the retail marketing business with more growth opportunities.

ONEOK expects its 2009 results to be in the range of $2.85 to $2.89 per diluted share, slightly above the high end of the 2009 net income guidance range of $2.65 to $2.85 per diluted share provided on Nov. 3, 2009. This is primarily due to additional optimization opportunities and premium service margins in the energy services segment and improved performance in the ONEOK Partners segment.

ONEOK Partners expects its 2009 results to be at the high end of the net income guidance range of $3.40 to $3.60 per unit provided on Nov. 3, 2009. Distributable cash flow (DCF) is expected to be $556 million to $560 million, above the high end of the 2009 DCF guidance range of $530 million to $550 million provided on Nov. 3, 2009. This is primarily a result of ONEOK Partners selling its Lehman Brothers bankruptcy claim related to receivables owed to the partnership for $6.5 million, after expenses, and higher distributions of $6 million from its equity investments.

2010 EARNINGS GUIDANCE FOR ONEOK

The midpoint for ONEOK’s 2010 operating income guidance is $958 million. The midpoint for ONEOK’s 2010 net income guidance is $318 million.

The midpoint of the ONEOK Partners segment’s 2010 operating income guidance is approximately $625 million. The 2010 guidance reflects higher expected NGL volumes gathered, transported and fractionated in the partnership’s natural gas liquids business, primarily as a result of completing several large internal growth projects in 2009; higher anticipated natural gas processing volumes in the partnership’s natural gas gathering and processing business; and higher fee-based revenues in the natural gas pipelines business.

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ONEOK and ONEOK Partners Provide 2010 Earnings Guidance;
Update 2009 Earnings Guidance

The midpoint of the distribution segment’s 2010 operating income guidance is approximately $223 million, reflecting the recent approval of new rates in Oklahoma within a performance-based structure that is expected to add $14 million of operating income in 2010; continued implementation of rate strategies in Kansas and Texas; and the moving of the retail marketing business to the distribution segment from the energy services segment; offset by the $17 million 2009 Oklahoma capital investment recovery mechanism not recurring in 2010.

The midpoint of the energy services segment’s 2010 operating income guidance is approximately $107 million, reflecting the moving of the retail marketing business to the distribution segment; lower expected transportation margins from narrower anticipated natural gas basis differentials; and lower premium service fees; partially offset by higher storage margins from higher anticipated seasonal storage differentials. A financial profile of the energy services segment’s 2010 earnings guidance is included in Exhibit B in the guidance tables on the ONEOK Web site.

For 2010, approximately 62 percent of energy services’ transportation position and 75 percent of its storage position are hedged. Energy services will continue to execute its strategy to reduce earnings volatility by aligning its leased natural gas storage and transportation capacity with the needs of its premium services customers. Year-end 2010 leased storage capacity is expected to be 71.3 Bcf, compared with 82.5 Bcf in 2009 and a year-end 2011 target of 65 Bcf. Year-end 2010 long-term leased transportation capacity is expected to be 1.3 Bcf per day compared with 1.5 Bcf per day in 2009 and a year-end 2012 target of 1.0 Bcf per day.

2010 other income is estimated to be significantly lower due to lower allowance for funds used during construction (AFUDC), and interest expense is expected to be higher due to lower capitalized interest costs in the ONEOK Partners segment. The lower AFUDC and capitalized interest costs are due to the 2009 completion of the large growth projects in the ONEOK Partners segment.

For 2010, ONEOK’s capital expenditures are expected to be approximately $241 million on a stand-alone basis. The distribution segment plans to invest approximately $31 million to install automated meters in selected residential communities in Oklahoma, in addition to increased investments related to pipeline integrity and non-discretionary compliance projects.

On a stand-alone basis, the midpoint of ONEOK’s 2010 guidance for cash flow before changes in working capital is $584 million. Cash flow before changes in working capital is expected to exceed capital expenditures and dividends by $135 million to $170 million. ONEOK’s 2010 cash flow guidance anticipates dividend increases of 2 cents per share semi annually during the year. Actual dividend declarations are subject to ONEOK, Inc. board approval. Additional information is available in Exhibit C in the guidance tables on the ONEOK Web site.

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ONEOK and ONEOK Partners Provide 2010 Earnings Guidance;
Update 2009 Earnings Guidance

At Dec. 31, 2009, ONEOK had $358.9 million outstanding and $804.1 million available under its revolving credit facility.

2010 EARNINGS GUIDANCE FOR ONEOK PARTNERS

The midpoint for ONEOK Partners’ 2010 operating income guidance is $625 million. The midpoint of ONEOK Partners’ 2010 net income guidance is $470 million.

The midpoint of the natural gas gathering and processing segment’s 2010 operating income guidance is approximately $172 million, reflecting higher anticipated natural gas processing volumes. Natural gas processed volumes are expected to increase approximately 6 percent from 2009 levels, while natural gas gathered volumes are expected to remain relatively flat compared with 2009.

For 2010, financial hedges are in place on 75 percent of the natural gas gathering and processing segment’s expected equity natural gas liquids production at an average price of $1.03 per gallon; 75 percent of its expected equity condensate production at an average price of $1.80 per gallon; and 75 percent of its expected equity natural gas production at $5.55 per MMBtu. Additionally, for 2011, financial hedges are in place on 13 percent of the natural gas gathering and processing segment’s expected equity natural gas liquids production at an average price of $1.34 per gallon; 25 percent of its expected equity condensate production at an average price of $2.12 per gallon; and 43 percent of its expected equity natural gas production at $6.29 per MMBtu.

The average unhedged prices used in ONEOK Partners’ 2010 guidance are $80 per barrel for New York Mercantile Exchange (NYMEX) crude oil, $6.30 per MMBtu for NYMEX natural gas and $1.00 per gallon for composite natural gas liquids.

For 2010, the partnership estimates that in its natural gas gathering and processing segment a 1 cent per gallon increase in the composite price of natural gas liquids would increase annual net margin by approximately $1.0 million. A $1.00 per barrel increase in the price of crude oil would increase annual net margin by approximately $1.1 million. Also, a 10 cent per MMBtu increase in the price of natural gas would increase annual net margin by approximately $1.2 million. All of these sensitivities exclude the effects of hedging and assume normal operating conditions.

The midpoint of the natural gas pipelines segment’s 2010 operating income guidance is approximately $156 million. The partnership’s Midwestern Pipeline interconnection with the Rockies Express pipeline, completion of the Fargo lateral extension and the full-year impact of the Guardian Pipeline expansion and extension are reflected in the segment’s 2010 earnings.

The midpoint of the natural gas liquids segment’s 2010 operating income guidance is approximately $297 million. The segment’s operating income guidance reflects anticipated supply growth in the Mid-Continent, on the Overland Pass Pipeline, D-J and Piceance Lateral Pipelines and the Arbuckle Pipeline. Exchange and transportation margins are expected to

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ONEOK and ONEOK Partners Provide 2010 Earnings Guidance;
Update 2009 Earnings Guidance

increase, while marketing and optimization margins are expected to be lower as a result of narrower anticipated NGL product-price differentials. 2010 guidance assumes the Conway-to-Mont Belvieu average ethane price differential to be 10 cents per gallon, compared with 11 cents per gallon in 2009.

Equity earnings from investments are estimated to be approximately $80 million in 2010 and primarily reflect higher anticipated earnings from Northern Border Pipeline, in which ONEOK Partners owns a 50 percent interest.

2010 other income is estimated to be significantly lower due to lower allowance for funds used during construction (AFUDC), and interest expense is expected to be higher due to lower capitalized interest. The lower AFUDC and capitalized interest costs are due to the 2009 completion of the large growth projects.

For 2010, ONEOK Partners’ capital expenditures are expected to be approximately $362 million, comprised of $278 million in growth capital and $84 million in maintenance capital. Growth capital expenditures include approximately $32 million for new well connections in the natural gas gathering and processing segment. The anticipated increase in maintenance capital is primarily related to increased investments related to pipeline integrity and non-discretionary compliance projects.

At Dec. 31, 2009, ONEOK Partners had $523.0 million outstanding and $389.7 million available under its revolving credit facility.

2009 FINANCIAL RESULTS

ONEOK and ONEOK Partners will release their full-year 2009 financial results on Feb. 22, 2010, following the close of market. The management of ONEOK and ONEOK Partners will conduct a joint conference call on Tuesday, Feb. 23, 2010, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time). The call will also be carried live on ONEOK’s and ONEOK Partners’ Web sites.

To participate in the telephone conference call, dial 866-814-1913, pass code 1427228, or log on to the webcast at www.oneokpartners.com or www.oneok.com.
For those unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s Web site, www.oneok.com, or ONEOK Partners’ Web site, www.oneokpartners.com. A recording will be available by phone for seven days. The playback call may be accessed at 866-837-8032, pass code 224735.

LINK TO EXHIBITS

http://www.oneok.com/~/media/ONEOK/GuidanceDocs/OKE2010GuidanceEXHIBITS_A-E.ashx

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ONEOK and ONEOK Partners Provide 2010 Earnings Guidance;
Update 2009 Earnings Guidance

NON-GAAP FINANCIAL MEASURES

ONEOK has disclosed in this news release a forecasted stand-alone cash flow, before changes in working capital, amount that is a non-GAAP financial measure. Stand-alone cash flow, before changes in working capital, is a non-GAAP financial measure used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and the operating results of our fundamental business activities. ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income, income from operations or other measures of cash flow. A reconciliation of forecasted stand-alone cash flow, before changes in working capital, to forecasted net income is included in the guidance tables.

ONEOK Partners has disclosed in this news release forecasted EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparison with peer companies. However, these calculations may vary from company to company, so the partnership’s computations may not be comparable with those of other companies. DCF is not necessarily the same as available cash as defined in the Partnership Agreement. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. Reconciliations of forecasted EBITDA to forecasted net income, and forecasted computations of DCF are included in the guidance tables.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 45.1 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.1 percent of the partnership. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to: anticipated financial performance; management’s plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following

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ONEOK and ONEOK Partners Provide 2010 Earnings Guidance;
Update 2009 Earnings Guidance

discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “plan,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “believe,” “projection,” “goal” or similar phrases.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

    • actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;
    • the effects of weather and other natural phenomena on our operations, including energy sales and prices and demand for pipeline capacity;
    • competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;
    • the capital intensive nature of our businesses and our ability to achieve positive returns from capital expenditures;
    • the profitability of assets or businesses acquired by us;
    • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
    • economic climate and growth in the geographic areas in which we do business;
    • the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy;
    • the uncertainty of estimates, including accruals and costs of environmental remediation;
    • the timing and extent of changes in commodity prices for natural gas, NGLs, electricity and crude oil;
    • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, and authorized rates or recovery of gas and gas transportation costs;
    • changes in demand for the use of natural gas because of market conditions caused by concerns about global warming or changes in governmental policies and regulations due to climate change initiatives;
    • the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
    • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
    • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
    • the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;
    • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;
    • the results of administrative proceedings and litigation, regulatory actions and receipt of expected regulatory clearances involving the OCC, KCC, Texas regulatory authorities or any other local, state or federal regulatory body, including the FERC;
    • our ability to access capital at competitive rates or on terms acceptable to us;
    • risks associated with adequate supply to our gas gathering and processing, fractionation and pipeline facilities, including decreased drilling and production declines that outpace new drilling;
    • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
    • the impact of the outcome of pending and future litigation;
    • the possible loss of gas distribution franchises or other adverse effects caused by the actions of municipalities;

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    • the impact of unsold pipeline capacity being greater or less than expected;
    • the ability to market pipeline capacity on favorable terms, including the effects of:
       - future demand for and prices of natural gas;
       - competitive conditions in the overall natural gas and electricity markets;
       - imports of liquefied natural gas (LNG);
       - availability of supplies of Canadian and U.S. natural gas;
       - availability of additional storage capacity;
       - weather conditions; and
       - competitive developments by Canadian and U.S. natural gas transmission peers;
    • performance of contractual obligations by our customers and shippers;
    • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
    • timely receipt of approval by applicable governmental entities for construction and operation of any new pipeline projects and required regulatory clearances;
    • our ability to acquire all necessary rights-of-way permits and consents in a timely manner, our ability to promptly obtain all necessary materials and supplies required for construction and our ability to construct pipelines without labor or contractor problems;
    • our ability to promptly obtain all necessary materials and supplies required for construction of gathering, processing and transportation facilities;
    • our ability to control construction costs and completion schedules of our pipeline projects and other projects;
    • the composition and quality of the natural gas we gather and process in our plants and transport on our pipelines;
    • the efficiency of our plants in processing natural gas and extracting NGLs;
    • the mechanical integrity of facilities operated;
    • demand for our services in the proximity of our facilities;
    • the impact of potential impairment charges;
    • our ability to control operating costs;
    • the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
    • acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers’ or shippers’ facilities; and
    • the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. OKE-FG OKS-FG

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